Exhibit 10.4




                            ASSET PURCHASE AGREEMENT


                                     between


                            ABC MEDICAL SUPPLY, INC.

                                   ("Seller")


                                       and

                                 TIMOTHY DILLON

                                       and

                                 DENNIS PHILLIPS

                                       and

                         LIFE CRITICAL CARE CORPORATION
                                  ("Purchaser")


                                  March 1, 1996



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                                TABLE OF CONTENTS

                                                                            Page

RECITALS....................................................................  1

ARTICLE 1. PURCHASE AND SALE OF ASSETS......................................  1

     SECTION 1.1           Closing Date.....................................  1
     SECTION 1.2           Purchase and Sale of Assets......................  1
     SECTION 1.3           Excluded Assets..................................  2
     SECTION 1.4           Purchase Price...................................  2
     SECTION 1.5           Payment of Purchase Price........................  2
     SECTION 1.6           Debts, Liabilities and Other Obligations
                               Assumed by Purchaser.........................  3
     SECTION 1.7           Allocation of Purchase Price.....................  4
     SECTION 1.8           Change and Use of Name...........................  4
     SECTION 1.9           Accounts Receivable..............................  4

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER,
                           DILLON AND PHILLIPS............................... 4

     SECTION 2.1           Organization and Qualification, Etc............... 4
     SECTION 2.2           Authority Relative to Agreement................... 4
     SECTION 2.3           No Breach; Consents............................... 5
     SECTION 2.4           No Material Adverse Change........................ 5
     SECTION 2.5           Title to Purchased Assets......................... 5
     SECTION 2.6           Tax Matters....................................... 6
     SECTION 2.7           Contracts and Commitments......................... 6
     SECTION 2.8           Litigation, Etc................................... 7
     SECTION 2.9           Brokerage......................................... 8
     SECTION 2.10          Insurance......................................... 8
     SECTION 2.11          Compliance with Laws.............................. 8
     SECTION 2.12          Employees......................................... 8
     SECTION 2.13          Licenses and Permits.............................. 8
     SECTION 2.14          Business Records.................................. 8
     SECTION 2.15          Environmental Matters............................. 9
     SECTION 2.16          Financial Statements.............................. 9
     SECTION 2.17          Material Misstatements or Omissions............... 9
     SECTION 2.18          Effective Date of Warranties, Representations
                                  and Covenants.............................. 9

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER ..................... 10

     SECTION 3.1           Organization, Etc................................ 10
     SECTION 3.2           Authority Relative to Agreement ................. 10
     SECTION 3.3           No Breach; Consents.............................. 10
     SECTION 3.4           Litigation....................................... 11
     SECTION 3.5           Brokerage........................................ 11

ARTICLE 4. CLOSING CONDITIONS .............................................. 11

     SECTION 4.1           Closing Conditions Relating to Purchaser......... 11
     SECTION 4.2           Closing Conditions Relating to Seller............ 13

ARTICLE 5. PRE-CLOSING AGREEMENTS .......................................... 13

     SECTION 5.1           Due Diligence.................................... 13
     SECTION 5.2           Operation of Business............................ 13
     SECTION 5.3           Best Efforts..................................... 14
     SECTION 5.4           Confidentiality.................................. 14
     SECTION 5.5           Public Announcements............................. 14

ARTICLE 6. POST-CLOSING AGREEMENTS ......................................... 15

     SECTION 6.1           Indemnification and Limitation of Seller's,
                            Dillon's and Phillips' Liability................ 15
     SECTION 6.2           Further Assurances............................... 17
     SECTION 6.3           Books and Records................................ 17
     SECTION 6.4           Employees ....................................... 18

ARTICLE 7. MISCELLANEOUS ................................................... 18

     SECTION 7.1           Survival ........................................ 18
     SECTION 7.2           Termination ..................................... 18
     SECTION 7.3           Expenses ........................................ 19
     SECTION 7.4           Amendments, Waivers and Remedies................. 19
     SECTION 7.5           Notices ......................................... 20
     SECTION 7.6           Assignment ...................................... 21
     SECTION 7.7           Severability .................................... 21
     SECTION 7.8           Complete Agreement .............................. 21
     SECTION 7.9           No Third-Party Beneficiaries .................... 21
     SECTION 7.10          Waiver of Bulk Sales Act ........................ 21
     SECTION 7.11          Singular and Plural; Gender ..................... 21

                                      -ii-

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     SECTION 7.12          Governing Law ................................... 21
     SECTION 7.13          Counterparts .................................... 21
     SECTION 7.14          Schedules........................................ 22
     SECTION 7.15          Headings......................................... 22
     SECTION 7.16          Further Documents................................ 22
     SECTION 7.17          Arbitration...................................... 22


     EXHIBITS AND SCHEDULES

     Exhibit 1.2           Bill of Sale and Assignment of Assets
                           Schedule A to Bill of Sale and Assignment of Assets
     Schedule 1.3          Excluded Assets
     Schedule 1.6          Liabilities Assumed
     Schedule 1.6.1        Liabilities Not Assumed
     Schedule 1.7          Allocation of Purchase Price
     Schedule 2.7          Contracts and Commitments
     Schedule 2.10         Insurance
     Schedule 2.13         Licenses and Permits
     Exhibit 4.1.1.2       Assignments of Leases
     Exhibit 4.1.1.3       Covenant Not to Compete
     Exhibit 4.1.1.6       Opinion of Counsel for Seller
     Exhibit 4.1.1.7       Articles of Transfer
     Exhibit 4.2.1.3       Assignment and Assumption Agreement

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 1st day of March, 1996 by and between ABC MEDICAL SUPPLY, INC., a Michigan corporation ("Seller"); and LIFE CRITICAL CARE CORPORATION, a Delaware corporation ("Purchaser"); and TIMOTHY DILLON, a Michigan resident ("Dillon") and DENNIS PHILLIPS, a Michigan resident ("Phillips").

                               W I T N E S S E T H

         WHEREAS, Seller is engaged in the business of operating a home medical equipment business at facilities located in West Branch, Michigan and other locations in Michigan (the "Business");

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, substantially all of the assets and properties of Seller, including the goodwill and all assets used in or necessary for the operation of the Business, but excluding the assets of Wound K-Air Management ("Wound K-Air") and as otherwise set forth in Schedule 1.3, on the terms and conditions set forth in this Agreement; and

         WHEREAS, Dillon and Phillips (collectively, the "Stockholders") are the sole Stockholders of Seller and will materially benefit from the consummation of this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the promises, agreements, representations and warranties hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

         SECTION 1.1. Closing Date. Subject to the terms and conditions hereof, the consummation of the transactions described herein (the "Closing") will take place at 10:00 a.m., on or prior to May 30, 1996, at the offices of Rollert and MacNeal, 216 Cass Street, Traverse City, Michigan 49685, or at such other location reasonably selected by Purchaser upon advance notice to Seller, or at such other time and date as the parties mutually may determine (the "Closing Date").

         SECTION 1.2. Purchase and Sale of Assets. Subject to Section 1.3, at the Closing, Seller will sell, convey, transfer and deliver to Purchaser, and Purchaser will purchase and receive from Seller, all of the assets, rights, and tangible and intangible property of Seller owned by Seller and used in the Business on the Closing Date, excluding the assets of Wound K-Air and the other assets referenced in Schedule 1.3 (all of the assets described in this Section 1.2 are collectively referred to as the "Purchased Assets"). Subject to Section 1.3, the Purchased Assets shall include all property and assets owned by Seller and used in the Business, of every kind and description, wherever located, including all property, tangible or intangible, real, personal or mixed, inventory, accounts receivable, equipment, improvements, fixtures, deposits on contractual obligations or otherwise, Seller's right to use the name "ABC Medical Supply" and any derivatives or combinations thereof, and all books and records of Seller relating to the Business, including without limitation trade secret rights in any information, computer hardware and software, and all trade titles, marketing materials and direct mail systems developed to promote the Business, and all customer lists (past, present and prospective), all as the same shall exist on the Closing Date, including, without limitation, the assets and property listed or described in the Bill of Sale and Assignment of Assets (the "Bill of Sale") attached hereto as Exhibit 1.2.

         SECTION 1.3. Excluded Assets. The Purchased Assets shall not include those assets of Seller, if any, listed or described on Schedule 1.3 attached hereto.

         SECTION 1.4. Purchase Price. Subject to the provisions and adjustments set forth in Section 1.5 hereof, the purchase price (the "Purchase Price") for the Purchased Assets, and for the benefits and rights conferred upon Purchaser hereunder, shall be an amount equal to Four Million Five Hundred Thousand Dollars ($4,500,000).

         SECTION 1.5. Payment of Purchase Price. The Purchase Price described in Section 1.4 shall be paid as follows:

                  (i) Fifty Thousand Dollars ($50,000) has previously been paid to Seller to be held pending Closing or termination of this Agreement in accordance with the terms of this Agreement (the "Initial Deposit");

                  (ii) If the Closing shall not have been completed on or before the scheduled Closing Date, the Purchaser shall be entitled to extend the Closing Date for one (1) sixty (60)-day extension of the Closing Date upon the payment of an additional Sixty-Seven Thousand Dollars ($67,000) for such extension, payable on or prior to the original Closing Date (the "Additional Deposit") (the Initial Deposit and the Additional Deposit are collectively referred to herein as the "Deposits"), which Deposits shall be applied to the Purchase Price at Closing. Subject to the provisions of Article 7 hereof, the Deposits are nonrefundable, having been paid, or to be paid, as the case may be, to Seller by Purchaser in consideration of Seller taking Seller off the market and dealing and negotiating exclusively with Purchaser regarding the sale of Seller through the earlier of the Closing Date or the termination of this Agreement, and shall be retained by Seller and shall serve as liquidated damages in the event the Closing does not occur for reasons other than those set forth in Sections
7.2.3 or 7.2.4 hereof.

                  (iii) The balance of the Purchase Price shall be paid in cash by wire transfer of immediately available funds to such bank account as shall be designated by Seller or, at Seller's option, by delivery of a cashier's check to Seller at Closing; and

                  (iv) In addition to the payment of the Purchase Price, Purchaser shall assume and agree to pay certain debt and trade payables of Seller at Closing as set forth in Section 1.6 hereof;

                  (v) The Purchase Price is conditioned upon the book value of the Purchased Assets being at least equal to $650,000 as of the Closing Date (the "Target Book Value"). To the extent the book value of the Purchased Assets on Seller's books is less than the Target Book Value on the Closing Date, the Purchase Price shall be reduced by One Dollar ($1.00) for each One Dollar ($1.00) that the actual book value is less than the Target Book Value; provided, however, that the book value shall be estimated in good faith by Seller and Purchaser on the Closing Date and any adjustments thereto following an audit by Purchaser's accountants shall be adjusted by payments, within ninety (90) days after Closing, to Seller by Purchaser or by payments by Purchaser to Seller, as appropriate; and

                  (vi) Following the Closing, Purchaser agrees to reimburse to Seller promptly any amounts of account receivables paid into the Seller's lock-box (which will be assigned to Purchaser at Closing) on account of verifiable invoices issued by or on behalf of Wound K-Air.

         SECTION 1.6. Debts, Liabilities and Other Obligations Assumed by Purchaser. Purchaser shall assume all liabilities relating to the Purchased Assets or the operation of the Business arising on or after the Closing Date. Purchaser shall also assume all those debts, obligations, contracts, leases or liabilities of Seller which are, as at Closing, shown or included in SCHEDULE
1.6 attached hereto (with revisions therein to reflect changes in the ordinary course of business between the effective date of this Agreement and the Closing
Date) and all debt of Seller shown or included in Seller's books and records of account of the Business as ordinary and customary accounts payable, accrued payroll taxes not yet due to be paid, and all miscellaneous other debts and liabilities of the type historically shown on Seller's books, to the extent any such items are used to compute Target Book Value, except Purchaser shall not assume those contracts, debts or liabilities of Seller shown on SCHEDULE 1.6.1 of this Agreement. The foregoing debts, liabilities and other obligations, specifically excluding those which are shown on SCHEDULE 1.6.1, are hereinafter referred to as the "Assumed Obligations." Seller shall hold Purchaser harmless from, and indemnify Purchaser against, any debt, obligation, contract, lease or liability of

Seller which is shown on SCHEDULE 1.6.1; and Purchaser shall hold Seller harmless from, and indemnify and defend Seller against, all the debts, obligations, contracts, leases or liabilities required to be assumed by Purchaser pursuant to this Agreement.

         SECTION 1.7. Allocation of Purchase Price. After due negotiation, the parties agree that the consideration described in Section 1.4 shall be allocated among the Purchased Assets in the manner set forth in SCHEDULE 1.7.

         SECTION 1.8. Change and Use of Name. Concurrently with the Closing, Seller shall take all actions required by the Michigan Corporation and Securities Bureau to enable Purchaser to receive permission from such governmental agency to use the name "ABC Medical Supply" in Michigan, and Seller shall make no further use of such name.

         SECTION 1.9. Accounts Receivable. A list of Accounts Receivable (i.e., any right to payment for goods sold or leased or for services rendered whether or not they have been earned by performance) of Seller which shall include the names and addresses of the customer from whom the Account Receivable is owing and the age and respective amount of each such Account Receivable shall be provided by Seller to Purchaser at Closing (the "Accounts Receivable List") and such Accounts Receivable shall be assigned by Seller to Purchaser at Closing as part of the Purchased Assets.

                                   ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES OF
                          SELLER, DILLON AND PHILLIPS

         As a material inducement to Purchaser to enter into and perform its obligations under this Agreement, Seller, Dillon and Phillips hereby, jointly and severally, represent and warrant to Purchaser as follows:

         SECTION 2.1. Organization and Qualification, Etc. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has the corporate power to own, lease or operate all of its properties and assets and to carry on the Business as and where it is now being conducted. Copies of Seller's Articles of Incorporation and By-Laws, previously delivered to Purchaser and certified by the Secretary of Seller, are true, correct and complete copies of such documents and will not be amended prior to the Closing Date without the prior written consent of Purchaser.

         SECTION 2.2. Authority Relative to Agreement. The Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of
this  Agreement  by  the  Seller  and  the   consummation  of  the  transactions
contemplated  on its part have been
authorized by its Board of Directors and stockholders. No other corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by each of Seller, Dillon and Phillips and is a valid and binding agreement of Seller, Dillon and Phillips, enforceable in accordance with its terms, except as the enforceability may be affected by bankruptcy, insolvency, reorganization or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         SECTION 2.3. No Breach; Consents. The negotiation, execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, (a) do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge, encumbrance or other restriction upon the Purchased Assets under, or except as otherwise disclosed to Purchaser in the schedules and documents attached hereto, or as otherwise excepted in this Agreement, do not and will not require any authorization, consent, approval, exemption or other action by or notice to any third party, under the provisions of the Articles of Incorporation or By-Laws of Seller or any license, permit, contract, franchise, indenture, mortgage, lease, loan agreement or other agreement (oral or written) or instrument to which Seller is a party or under which its properties are bound, and (b) except as otherwise disclosed to Purchaser as aforesaid, to the best knowledge of Seller, do not require any authorization, consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which Seller is subject.

         SECTION 2.4. No Material Adverse Change. Since September 30, 1995, there has been no material adverse change in the financial condition, properties, assets, business or prospects of Seller, including the Purchased Assets, except as may have been disclosed by Seller to Purchaser in writing prior to Closing.

         SECTION 2.5.  Title to Purchased Assets.

                  2.5.1. Seller owns, or will at Closing own, good and marketable title, free and clear of all liens and encumbrances (except for the Assumed Obligations) to all of the Purchased Assets, and on the Closing Date and upon conveyance, assignment and delivery to Purchaser as provided herein, Purchaser shall have (subject to compliance with applicable registration, filing and recording requirements) good and marketable title, or valid, binding and enforceable rights as contracting party or licensee, as the case may be, to all the Purchased Assets, except software licenses or, without implied limitation, other agreements or licenses which, by their express terms, are not transferable.

                  2.5.2. To the best of Seller's knowledge, Seller is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of owned or leased properties and Seller has not received any notice of any such violations within the three years prior to the date hereof.

                  2.5.3. Seller leases, licenses or owns all of the material properties and assets used in the Business.

         SECTION 2.6. Tax Matters. All tax returns and related information required to be filed by or on behalf of Seller prior to the date hereof have been prepared and filed in accordance with applicable law, and all taxes, interest, penalties, assessments or deficiencies that have become due pursuant to such returns or any assessments or otherwise have been paid in full. All such returns are true and correct in all material respects. To the best of Seller's knowledge, there is no unresolved claim concerning Seller's federal, state and local tax liabilities.

         SECTION 2.7.  Contracts and Commitments.

                  2.7.1. Attached hereto as Schedule 2.7 is a separate schedule containing an accurate and complete list of:

                  (i) any contract, agreement, purchase order or other commitment for the purchase, sale or provision to or by Seller of goods, property or services having an individual value in excess of $5,000 or an aggregate value in excess of $50,000;

                  (ii) any pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred compensation or other employee benefit plan, or any contract with any labor union;

                  (iii) any agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of Seller;

                  (iv) any lease or agreement under which it is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $1,000;

                  (v) any lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it having an individual value in excess of $1,000;

                  (vi) all agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound;

                  (vii) as of a date no earlier than September 30, 1995, all of Seller's Accounts Receivables, together with detailed information as to each such listed receivable which has been outstanding more than thirty
         (30) days;

                  (viii) any and all other or additional contracts, commitments, agreements, arrangements, writings, guarantees, leases and licenses to which Seller is a party or by which Seller or any of its property is bound having an individual value in excess of $5,000 or an aggregate value in excess of $50,000.

         Each of the contracts, agreements, leases, licenses and commitments required to be listed on SCHEDULE 2.7 (the "Contracts") is valid and binding, enforceable in accordance with its respective terms, in full force and effect and, except as otherwise specified in SCHEDULE 2.7, validly assignable to Purchaser without the consent, approval or act of, or the making of any filing with, any other person so that, after the assignment thereof to Purchaser pursuant hereto, Purchaser will be entitled to the full benefits thereof. True and complete copies of all of the Contracts (together with any and all amendments thereto) have been delivered to Purchaser and identified with a reference to this Section of this Agreement. To the best of its knowledge, Seller has performed all obligations required to be performed by it and is not in default under or is in breach of or in receipt of any claim of default or breach under any of the Contracts and no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any such Contract; and Seller has no knowledge of any breach or anticipated breach by the other parties to any such Contract; and, to the best of its knowledge, Seller is not a party to any Contract for the purchase of goods or services at a rate currently above market prices.

                  2.7.2. (i) Seller has performed in all material respects all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any agreement referred to in Section 2.7.1, (ii) to the best knowledge of Seller, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any such agreement, and (iii) Seller does not have any knowledge of any breach or anticipated breach by any other party to such agreements.

                  2.7.3. Purchaser has been heretofore supplied with a true and correct copy of each of the written contracts which are referred to in
Section 2.7.1, together with all amendments, waivers or other changes thereto.

         SECTION 2.8. Litigation, Etc. Except as shown in SCHEDULE 1.6, there are no actions, suits, proceedings, orders, investigations or claims pending, or to the best of Seller's knowledge, threatened, against Seller, or to which Seller is a party, at law or in equity, before or by any court, tribunal, governmental department, commission, board, bureau, agency or instrumentality, or any arbitration proceedings pending under collective bargaining agreements or otherwise. To the best of Seller's knowledge, except for pending legislation regarding medicare and medicaid reimbursement that might affect the Business generally, there is no proposed law, rule, regulation, ordinance, order, judgment, decree or award that would be applicable to Seller that would reasonably be expected to have a material adverse effect on the condition (financial
or  otherwise),   business,  assets,  liabilities,   capitalization, financial
position, results of operations or prospects of Seller.

         SECTION 2.9. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement (oral or written) binding upon Seller or any stockholder of Seller except the business brokerage agreement between Telesis and Seller, as to which Seller shall indemnify and save Purchaser harmless.

         SECTION 2.10. Insurance. SCHEDULE 2.10 contains an abstract or summary of each outstanding insurance policy maintained by Seller. Seller has given to Purchaser a copy of each such insurance policy maintained with respect to Seller's properties, assets and the Business, and each such policy is in full force and effect. Purchaser, at its election at Closing and subject to the consent of the applicable insurance underwriter, which consent, if required, Seller agrees to use its commercially reasonable efforts to obtain on behalf of Purchaser, shall be entitled to assume any and all outstanding insurance upon payment to Seller of a prorated amount of the premium for such insurance for the remaining term thereof.

         SECTION 2.11. Compliance with Laws. To the best of Seller's knowledge, Seller has complied with all laws, rules, regulations, ordinances, orders, judgments, and decrees applicable to its business or properties, and to its best knowledge is not in violation of any law or any regulation or requirement which might have a material adverse effect upon its financial condition, operating results or business prospects, and Seller has not received notice of any such violation.

         SECTION 2.12. Employees. To the best of Seller's knowledge, Seller has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.

         SECTION 2.13. Licenses and Permits. All material permits, licenses and franchises held by Seller, or by its officers, employees or agents, with respect to the Business are listed on SCHEDULE 2.13. Except as set forth on SCHEDULE 2.13, to the best of Seller's knowledge, such licenses, permits and franchises are freely transferable by Seller.

         SECTION 2.14. Business Records. Seller's personnel files, accounting records, financial statements, operating statements and customer correspondence files shall be made available to Purchaser promptly upon the execution of this Agreement and are substantially complete and correct in all material respects, and reflect Seller's business operations for a period of not less than three (3) years.

         SECTION 2.15. Environmental Matters. To the best of Seller's knowledge, there is no condition, circumstance, or set of facts (including without limitation the presence, either past or present, of any underground storage tanks) that constitutes a significant hazard to health, safety, property, or the environment relating to the Business or any real property owned or leased by Seller for which the Business, Seller or the owner or operator of such real property would be responsible.

         SECTION 2.16. Financial Statements. Seller's financial statements and notes thereto as at and for the fiscal year ended December 31, 1994, and for the ten months ended October 31, 1995, consisting of balance sheets and statements of income and cash flow, are to be audited by the certified public accounting firm of Ernst & Young LLP, independent certified public accountants, on or before December 31, 1995. All such financial statements, copies of which will, upon completion, be attached hereto as EXHIBIT 2.16 (the "Statements"), will fairly present the financial condition and results of the operations of Seller as at the date indicated and for the period indicated, will have been prepared in accordance with generally accepted accounting principles consistently applied, and will be in accordance with the books and records of Seller. Time is of the essence in completing the audit and both Seller and Purchaser agree to cooperate fully to expedite the audit process. Seller shall provide Purchaser with monthly financial statements for the periods following September 30, 1995, as they become available. Purchaser shall pay the auditors for the preparation of the Statements provided that Purchaser shall have the right to select the auditors and further provided that Seller pays its accountants to prepare the books and records for audit.

         SECTION 2.17. Material Misstatements or Omissions. Seller (for purposes of this Section 2.17 and for purposes of this Article 2 whenever the knowledge of Seller is used, the knowledge of "Seller" shall mean the actual knowledge after reasonable diligence of Dillon and Phillips) has not knowingly made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate, and not misleading every representation, warranty, schedule, and agreement set forth, described or referred to herein.

         SECTION 2.18. Effective Date of Warranties, Representations and Covenants. Each warranty, representation, and covenant set forth in this Article 2 shall be deemed to be made on and as of and speak on and as of the date hereof and as of the Closing Date (except as otherwise specifically provided herein). Prior to the Closing Date, Seller will notify Purchaser of any change since the date hereof in any fact, condition or circumstance of which it becomes aware and which would require a modification of the foregoing representations and warranties (including any schedule thereto) to make such representation or warranty (or schedule thereto) complete, accurate and not misleading in all respects. The representations and warranties contained in this Article 2 shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

         As a material inducement to Seller to enter into and perform its obligations under this Agreement, Purchaser represents and warrants to Seller as follows:

         SECTION 3.1. Organization, Etc. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 3.2. Authority Relative to Agreement. Purchaser has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser. No other corporate proceedings on its part or the part of the stockholders of Purchaser are necessary to authorize the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Purchaser and is the valid and binding agreement of Purchaser except as the enforceability may be affected by bankruptcy, insolvency, reorganization or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         SECTION  3.3.  No  Breach;   Consents.  The  execution,   delivery  and
performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby (a) do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon the assets of either of Purchaser under, or require any authorization, consent, approval, exemption or other action by or notice to any third party under the provisions of the Charter or By-Laws of Purchaser or any license, indenture, mortgage, lease, loan agreement or other agreement (oral or written) or instrument to which Purchaser is a party, and (b) do not require any authorization, consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which Purchaser is subject.

         SECTION 3.4. Litigation. There is no claim, action, suit or proceeding pending or, to the best of Purchaser's knowledge, threatened against Purchaser or any of its properties which seeks to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any manner the right of Purchaser to control Seller or any material aspect of the Business of Seller after the Closing Date, and there is no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality or arbitrator outstanding against Purchaser having, or which Purchaser believes may in the future have, any such effect.

         SECTION 3.5. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

                                    ARTICLE 4

                               CLOSING CONDITIONS

         SECTION 4.1. Closing Conditions Relating to Purchaser. The obligation of Purchaser to consummate the purchase of the Purchased Assets will be subject to the satisfaction of the following conditions, any of which may be waived by Purchaser in its sole and absolute discretion:

                  4.1.0     Contingencies.

                            4.1.0.1.   Purchaser   intends  to  register
certain of its securities under the Securities Act of 1933, as amended (the "Securities Act") as part of an initial public offering of its securities (the "IPO"). Accordingly, Purchaser agrees to use its reasonable best efforts to do as follows:

                            (a) Prepare  and file with such  amendments and
supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

                            (b) Enter  into  an  underwriting   agreement with
customary   provisions reasonably required by the underwriter, if any, of the offering; and

                            (c) Register its securities  covered by said
registration statement under the securities or "blue sky" laws of appropriate jurisdictions.

                            It  shall be a  condition  precedent  to
Purchaser's obligation to close hereunder that the IPO shall have been completed on terms and conditions reasonably satisfactory to Purchaser; provided, however, that this condition precedent may be waived by Purchaser in its sole and absolute discretion in which event it may close and pay the Purchase Price all in cash.

                  4.1.1. Deliveries. At or prior to the Closing, Seller shall deliver, or cause to be delivered to Purchaser, the following items, fully executed by all appropriate parties and in form and substance acceptable to Purchaser:

                          4.1.1.1.  Bill of  Sale.  A Bill of Sale in the  form
of EXHIBIT 1.2 attached hereto together with any and all other evidences of conveyance reasonably requested by Purchaser to obtain clear title to the Purchased Assets.

                          4.1.1.2. Assignments of Leases.  Assignments of Leases
in the form of EXHIBIT 4.1.1.2.

                          4.1.1.3. Covenants  Not to  Compete.  Covenants  Not
to Compete in the form of EXHIBIT 4.1.1.3 attached hereto executed by each of the stockholders of Seller.

                          4.1.1.4. Corporate  Resolutions.  Seller shall deliver
to Purchaser certified copies of the resolutions of its Board of Directors and certified copies of the resolutions of its stockholder(s) authorizing the transactions contemplated herein.

                          4.1.1.5.  Consents.  Seller shall  deliver to
Purchaser copies of all necessary third party and governmental consents, in a form satisfactory to Purchaser, that Seller is required to obtain in order to consummate the transactions contemplated by this Agreement.

                          4.1.1.6.  Opinion of Counsel for Seller.  Purchaser
shall receive an opinion dated the Closing Date of Rollert and MacNeal of Traverse City, Michigan, counsel for the Seller, in the form of EXHIBIT
4.1.1.6 attached hereto.

                          4.1.1.7.  Articles of  Transfer.  Articles  of
Transfer in the form of EXHIBIT  4.1.1.7 attached hereto.

                  4.1.2. Due Diligence Results. Nothing shall have come to the attention of Purchaser, in the course of its due diligence investigation pursuant to Section 5.1 or otherwise, which demonstrates that any of the representations or warranties of Seller is inaccurate or incomplete in any material manner.

                  4.1.3. No Injunction. The consummation of the transactions contemplated hereby shall not have been enjoined by any court of competent jurisdiction and no proceeding seeking such an injunction shall be pending.

         SECTION 4.2. Closing Conditions Relating to Seller. The obligation of Seller to consummate the sale of the Purchased Assets will be subject to the satisfaction of the following conditions:

                  4.2.1. Deliveries. At or prior to the Closing, Purchaser shall deliver, or cause to be delivered to Seller, the following items:

                          4.2.1.1. The Purchase Price;

                          4.2.1.2. Assignments of Leases in the form of EXHIBIT
4.2.1.2.; and

                          4.2.1.3. An  Assignment  and  Assumption  Agreement
in the  form  of  EXHIBIT 4.2.1.3 attached hereto.

                  4.2.2. No Injunction. The consummation of the transactions contemplated hereby shall not be enjoined by any court of competent jurisdiction and no proceeding seeking such an injunction shall be pending.

                                    ARTICLE 5

                             PRE-CLOSING AGREEMENTS

         SECTION 5.1. Due Diligence. Seller shall grant to Purchaser, and its employees, counsel, accountants and other representatives, full and complete access to Seller, its facilities, management, employees and records and its outside accountants and counsel for purposes of a due diligence investigation in connection with the transactions contemplated hereby. Purchaser agrees to exercise its reasonable best efforts in conducting such due diligence in a manner that will not significantly interfere with or disrupt the normal operations of Seller or arouse suspicions of Seller's employees, customers or suppliers that either the capital stock or the assets of Seller are for sale. Seller will provide Purchaser and its representatives full access to all relevant financial information, personnel, service and contractual information. The cost of any such due diligence shall be borne by Purchaser.

         SECTION 5.2. Operation of Business. Seller shall continue to operate the Business in the ordinary course in such manner that each and every warranty and representation of Seller made herein as of the date hereof will be true, complete and accurate in all respects as of the date of the Closing hereunder, without substantial change, and will maintain or cause to be maintained all existing insurance coverage on the Purchased Assets of Seller until the Closing. Until the Closing, all risk of loss, damage, or destruction to the Purchased Assets shall be upon Seller, and in the event of any substantial and material loss, damage, or destruction to the Purchased Assets which is not replaced prior to Closing and which is likely to have a materially adverse effect on the prospects of the Business, taken as a whole, after Closing, Purchaser shall be entitled to terminate this Agreement within thirty (30) days of learning of the same. Prior to Closing, Seller shall not increase any current compensation levels of employees or pay any bonuses or other direct or indirect compensation without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed and provided that if no objection is raised by Purchaser within five (5) business days after receiving written notice from Seller regarding any such intention(s), Seller may proceed with the intentions stated in its written notice. Seller agrees to provide to Purchaser monthly financial statements for the periods following September 30, 1995, as they become available.

         SECTION 5.3. Best Efforts. The parties hereto agree to use their best efforts to cause all conditions to Closing to be satisfied and to cause the transactions contemplated hereby to be consummated not later than May 30, 1996.

         SECTION 5.4. Confidentiality. Purchaser and Seller agree that they, and their respective officers, directors and other representatives, will hold in strict confidence the negotiations relating to the transactions contemplated by this Agreement, and all information exchanged pursuant thereto. If, for any reason, Closing does not occur, all information exchanged by Purchaser and Seller shall promptly be returned to the other party. The parties hereto acknowledge and understand that Purchaser shall undertake the IPO described in
Section 4.1.0 hereof and shall be entitled to comply with all applicable regulatory and disclosure requirements incident to such registration of securities. In addition, Seller will refrain from, and will cause its officers, directors, representatives, agents and employees to refrain from, directly or indirectly, encouraging, soliciting, initiating or participating in discussions or negotiations with or providing any non-public information to any person other than Purchaser concerning the sale or purchase of the Business (except in the ordinary course of its business), any merger or consolidation involving Seller or any other transaction in which Seller's Business would be acquired by a person other than Purchaser.

         SECTION 5.5. Public Announcements. Neither Purchaser nor Seller shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby unless such press release or public statement is satisfactory to the other party to this Agreement, and Purchaser and Seller shall consult with each other as to the form and substance of any public disclosure related thereto; provided, however, that nothing contained herein shall prohibit any party from making any disclosure which is required by law but only after the other party has been given notice of and a reasonable opportunity to contest any such disclosure allegedly required by law.

                                    ARTICLE 6

                             POST-CLOSING AGREEMENTS

         SECTION 6.1. Indemnification and Limitation of Seller's, Dillon's and Phillips' Liability.

                  6.1.1. Indemnification. Within the limits of liability and the terms and conditions set forth in Sections 6.1.2 and 6.1.6 below, the Seller (and Dillon and Phillips, severally one-half as to each) (hereinafter the "Indemnitors") hereby agree to indemnify, defend, guarantee and hold the Purchaser, its successors and assigns and its stockholders, directors, officers, affiliates, representatives and employees and the estates, personal representatives and heirs of such persons, harmless from and against any and all loss, liability, demands, claims, actions or causes of action, damages, deficiency or expenses (including interest, penalties, costs of litigation and reasonable attorneys' fees) (collectively, the "Losses") arising out of or due to any incorrect representation or warranty of the Indemnitors contained in
Article 2 of this Agreement (subject to, where applicable, materiality standards set forth in particular representations and warranties set forth in Article 2 of this Agreement). The amount of any such loss shall be determined after giving effect to any tax savings which might be realized by the Purchaser as a result thereof, and shall be net of any insurance proceeds paid to or for the benefit of the Purchaser.

                  6.1.2. Survival of Representations and Warranties; Limitation on Liability and Time for Bringing Claims Hereunder. The Indemnitors have not made any representation or warranty not set forth in Article 2 of this Agreement (including any exhibits or schedules delivered by Seller to Purchaser as required by the terms of such Article 2). All representations and warranties shall survive the Closing; provided, however, the Indemnitors' liability hereunder for the falsity of any such representation or warranty, or for breach or default in the performance of any agreement or covenant entered into or made hereunder (where such agreement or covenant is to be performed on or before the Closing Date), shall be limited to liabilities of which the Indemnitor shall receive notice in writing from the Purchaser, or its successors or assigns, within two (2) years from the Closing Date. The Purchaser, its successors and assigns, shall, as soon as practicable after obtaining knowledge thereof, notify the Indemnitors of any such liability, asserted liability, breach of warranty, agreement or covenant, untruth or inaccuracy of representation, or any claim thereof, and in any event the Purchaser shall take no action or inaction which would prejudice the defense thereof. If the amount claimed relates to a claim of a third party and does not exceed the limits, if any, of the Indemnitors' liability as hereinafter set forth, the Indemnitors or their legal representatives shall have, at their election, the right to compromise or defend any such matter through counsel of their own choosing, at the expense of the Indemnitors, and the Purchaser, at its election, shall have the right to fully participate in any decision to compromise or defend any such matter through counsel of its choosing at the expense of the Purchaser. If the amount claimed relates to a claim of a third party, and when added to all other liquidated or unliquidated indemnified claims, exceeds the limits, if any, of the Indemnitors' liability as hereinafter set forth, the Purchaser or its legal representatives shall have, at its election, the right to compromise or defend any such matter through counsel of its own choosing, and the Indemnitors', at their election, shall have the right to fully participate in any decision to compromise or defend any such matter through counsel of their choosing, at the expense of the Indemnitors. Such notice and opportunity to compromise or defend, if applicable, shall be a condition precedent to any liability of the Indemnitor. Each party agrees to cooperate with the other and their counsel in the compromising of or the defending against any such liabilities. With respect to tax matters, the selection of the forum shall be by mutual agreement.

                  6.1.3.  A party  required  under this  Section  6.1 to furnish indemnity (the "Indemnifying Party") shall satisfy its obligation of indemnification under this Section 6.1 within forty-five (45) days after written notice thereof from any party entitled to such indemnity hereunder (the "Indemnified Party") to the Indemnifying Party; provided, however, that a party shall not be deemed in breach hereof for so long as it contests in good faith its liability for indemnification hereunder.

                  6.1.4. So long as the Indemnifying Party is defending in good faith any such claim or demand, (i) the Indemnified Party shall not settle such claim or demand without the prior written consent of the Indemnifying Party, and
(ii) any settlement of such claim or demand made without such consent of the Indemnifying Party shall not be subject to indemnity under this Section 6.1. If the Indemnifying Party fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter at the expense of the Indemnifying Party, in any way in which the Indemnified Party deems to be in its best interest. Purchaser, in its reasonable discretion to protect its financial interest may set off the amount of any legitimate claim for which it may be entitled to indemnification hereunder against any payment to be made to Seller hereunder.

                  6.1.5. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required for use in contesting any claim or demand asserted by a third party against any Indemnified Party. Whether or not the Indemnifying Party so elects to defend any such claim or demand, the Indemnified Party shall not have any obligation to do so and the Indemnified Party shall not waive any rights it may have against the Indemnifying Party under this Section 6.1 with respect to any such claim or demand by electing or failing to elect to defend any such claim, provided that the Indemnified Party against which a claim or demand is asserted in the first instance shall file in a timely manner any answer or pleading with respect to a suit or proceeding in such action as is necessary to avoid default or other adverse results.

                  6.1.6. The obligations of Section 6.1.1 above shall be subject to and limited by the following:

                         6.1.6.1. Purchaser  shall  not  be  entitled  to
indemnification pursuant to this Agreement until the total for all liquidated amounts of Losses for which Purchaser is entitled to indemnification hereunder exceeds $75,000 (the "Threshold Amount"), and, in the event the Losses for which Purchaser is entitled to indemnification hereunder exceeds the Threshold Amount, Purchaser shall be entitled to recover all of such Losses beginning with the first dollar and not merely the amount in excess of the Threshold Amount.

                         6.1.6.2. Notwithstanding  any  provision  herein to the
contrary, Purchaser shall not be entitled to indemnification for any amounts in excess of an amount equal to the Purchase Price.

         SECTION 6.2. Further Assurances. Seller shall, at any time and from time to time on and after the Closing Date, upon request by Purchaser and without further consideration, take such actions or cause others to do so, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all transfers, conveyances, powers of attorney and assurances, as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming to Purchaser, or its respective successors and assigns, or for aiding and assisting in collecting or reducing to possession, the Purchased Assets. To provide further assurances to Purchaser of its performance hereunder, Seller agrees that it shall not, during the one year period after the Closing Date, voluntarily dissolve or terminate its corporate existence, or seek protection under any bankruptcy, receivership or other law for the relief of debtors.

         SECTION 6.3. Books and Records. At or immediately following the Closing, Seller shall deliver to Purchaser all records constituting part of the Purchased Assets; and all of Seller's correspondence, files, books and records, necessary for Purchaser's conduct and operation of the Business and the Purchased Assets; and shall instruct any other party in possession of such materials to release them to Purchaser (except to the extent that Seller is prohibited from or restricted in providing such information by other agreements or applicable law). Seller shall retain the original copies of its tax returns, and other records which it is required by law to maintain. Purchaser shall safely store at its facilities in Gladwin, Michigan, or at such other reasonable location of Purchaser upon prior notification to Seller, all records delivered to it from Seller, and shall grant Seller reasonable access thereto for legitimate business purposes upon Seller's request as may be made from time to time for at least five (5) years after Closing; provided, however, that in the event Purchaser intends to move such records out of the State of Michigan, prior to such move Seller shall be permitted to request, and Purchaser shall be required to provide, copies of such of the records as may reasonably be required by Seller, subject to customary confidentiality covenants by Seller with respect thereto.

         SECTION 6.4. Employees. Purchaser shall, as part of the Assumed Obligations, assume and have responsibility for all salaries, accrued bonuses, commissions, vacation pay, and all other employee welfare plans of Seller, and all payroll taxes thereon which accrued or earned prior to the time of Closing, in all events only if and only to the extent the same have been included as part of the computation of the Target Book Value. Seller shall remain responsible for employee severance and termination benefits, if any, and all other employment benefits, claims of wrongful termination, or the like, relating to Seller's employees. In the event that Seller shall elect to terminate the employment of its employees contemporaneously with the Closing, Seller shall be responsible for giving such notification as may be required by the Worker Adjustment and Retraining Notification Act of 1988, if applicable, and shall indemnify and hold Purchaser harmless from and against all liabilities arising out of the notification or other requirements thereof.


                                    ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.1. Survival. The representations and warranties of Seller shall survive Closing.

         SECTION 7.2. Termination.   Anything  herein  or  elsewhere  to  the
contrary   notwithstanding,   this Agreement may be terminated and abandoned at
any time prior to Closing.

                  7.2.1. By the mutual consent of Purchaser and Seller.

                  7.2.2. By Purchaser if all of the conditions to Closing described in Section 4.1 have not been satisfied by May 30, 1996 or within ten
(10) days after the  receipt  by  Purchaser  of the  Statements  referred  to in
Section 2.16 hereof.

                  7.2.3. By Purchaser or Seller if the transactions shall not have been consummated by May 30, 1996, or such later date, including any extended Closing Date, as may be agreed upon by the parties, due to the fault, failure or neglect of the other party to proceed with the Closing.

                  7.2.4. By Purchaser if Seller has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure shall not have been cured in manner, form and substance reasonably satisfactory to Purchaser; and

                  7.2.5. By Seller if Purchaser has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure has not been cured in manner, form and substance reasonably satisfactory to Seller.

Any termination pursuant to this Section 7.2 shall be without liability on the part of any party, except as provided in Section 7.3 below.

         SECTION 7.3. Expenses. Each party will pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement. At Closing, Seller shall pay all sales and/or transfer tax which may be required to be paid in connection with the transactions contemplated herein including the transfer from Seller to Purchaser of the Purchased Assets except for the transfer of vehicles in which situation Purchaser shall pay the first $10,000 of Michigan vehicle transfer tax on all of the vehicles transferred, in the aggregate, and Seller shall pay any amount in excess of such amount. Seller agrees that the Purchased Assets include unique property that cannot be readily obtained on the open market and that Purchaser will be irreparably injured if this Agreement is not specifically enforced. In the event Purchaser elects to terminate this Agreement pursuant to Section 7.2.3 or
Section 7.2.4 instead of seeking specific performance, Purchaser shall be entitled as its sole other remedy to recover Purchaser's actual damages but in any event not to exceed $200,000. If Seller terminates this Agreement solely as a result of Section 7.2.3 or Section 7.2.5 hereof, Seller shall be entitled to retain the Deposits as the sole remedy of Seller hereunder.

         SECTION 7.4. Amendments, Waivers and Remedies. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Pursuit by any party hereto of any remedy shall not preclude pursuit by it of any other remedy which may be provided by law or equity nor shall the pursuit of any remedy by a party hereto constitute a forfeiture or waiver of any amount due such party or of any damage accruing by reason of the violation of any of the terms, provisions and covenants in this Agreement.

         SECTION 7.5. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand; (ii) four (4) days subsequent to mailing if mailed by express, certified or registered mail, with postage prepaid, in the continental United States; (iii) two (2) days subsequent to pick up by such courier if sent by a nationally or internationally recognized overnight courier service that regularly maintains records of items picked up and delivered; or (iv) when transmitted if sent by telecopier, as follows:

         If to Purchaser:

                  Life Critical Care Corporation
                  c/o The Morgenthau Group, Inc.
                  504 Cathedral Street
                  Baltimore, Maryland  21201
                  Attn:  Ms. Amy E. Parker
                  Fax No.:  (410) 727-1427

         with a copy to:

                  George S. Lawler, Esquire
                  Whiteford, Taylor & Preston L.L.P.
                  210 West Pennsylvania Avenue, Suite 400
                  Towson, Maryland  21204-4515
                  Fax No.:  (410) 832-2015

         If to Seller:

                  Mr. Dennis Phillips
                  10131 Dalzell Road
                  Traverse City, Michigan  49684
                  Fax No.:   (517) 345-1495

         with a copy to:

                  John A. MacNeal, Esq.
                  Rollert and MacNeal
                  216 Cass Street, Box 466
                  Traverse City, Michigan 49684
                  Fax No.:  (616) 929-4955

Any party hereto may specify in writing a different address for such purpose to the other parties at least five (5) days prior to the effective date of such address change.

         SECTION 7.6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, and the rights, interests and obligations hereunder, may not be assigned by either party without the prior written consent of the other party hereto.

         SECTION 7.7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement unless the consummation of the transaction contemplated hereby is adversely affected thereby.

         SECTION 7.8. Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         SECTION 7.9. No Third-Party Beneficiaries. This Agreement shall be for the benefit only of the parties hereto, and their respective successors and assigns.

         SECTION 7.10. Waiver of Bulk Sales Act. In consideration of, and in reliance upon, the representations and warranties made by Seller in Article 2, Purchaser hereby waives compliance with the provisions of any applicable bulk transfer laws.

         SECTION 7.11. Singular and Plural; Gender. The singular shall include the plural and vice-versa, and the use of one gender shall be deemed to include all other genders whenever appropriate.

         SECTION 7.12. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement will be governed by the laws of the State of Maryland without reference to any conflict of laws rules.

         SECTION 7.13. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         SECTION 7.14. Schedules. The Schedules hereto are an integral part of this Agreement. Information described in any Schedule of this Agreement shall be deemed disclosed in all Schedules of this Agreement and the term "Agreement" shall include all Schedules, exhibits and other deliveries attached or made pursuant hereto. Except as otherwise specifically provided for herein, any Schedules which have not been prepared and attached to this Agreement on the date of execution hereof shall be prepared and delivered by Seller to Purchaser within ten (10) days from the date of execution of this Agreement.

         SECTION 7.15. Headings. The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

         SECTION 7.16. Further Documents. Each party shall, whenever and as often as requested to do so by the other, but without expense to the non-requesting party, execute, acknowledge, and deliver all such further conveyances, assignments, confirmations, satisfactions, releases, instruments of further assurance, approvals, consents and any and all other further instruments and documents as may be necessary, expedient, or proper in the reasonable opinion of the requesting party or its counsel in order to complete the transactions contemplated herein.

         SECTION 7.17. Arbitration. Any and all disputes, controversies or claims that lead up to the execution of this Agreement or that arise out of or relate to this Agreement or the breach of it, including, without limitation, any dispute regarding the disposition of any deposit in the event this Agreement is terminated and including any claims regarding the validity, scope and enforceability of this arbitration clause, shall, if not promptly settled by the parties, be solely and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") in effect at the time and shall be conducted before a single arbitrator. The parties to the arbitration shall attempt to agree, by mutual consent, to the appointment of the arbitrator. In the absence of agreement among the parties, any party to the arbitration may apply to AAA for a list of arbitrators from which list the arbitrator shall be selected in accordance with the commercial arbitration rules of AAA.

         Any such action or proceeding brought by Purchaser arising out of or relating to this Agreement shall be brought in Traverse City, Michigan, and in no other location. Any such action or proceeding brought by Seller arising out of or relating to this Agreement shall be brought in Baltimore City, Maryland, and no other location. All cross complaints shall be filed with the same arbitration panel and in the same location in which the original complaint was filed. The parties hereby waive the right to object to such location on the basis of venue or forum nonconveniens. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction in Maryland and/or Michigan and each party hereto consents to the jurisdiction of such courts and waives all claims of improper venue. The arbitrator shall determine all claims in accordance with the internal law of the State of Maryland. The internal procedural and substantive laws of Maryland and the United States Federal Arbitration Act shall govern all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement. The parties further agree that the arbitration proceeding shall constitute an absolute bar to the institution of any court proceeding, and that the decision and award of the arbitrator shall be final and binding.

         The  cost  of  the  arbitration   proceeding  shall  be  borne  by  the
non-prevailing party, except that each party shall be responsible for its own attorney fees, if any.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, on the day and year first above written, intending to be legally bound hereby.

WITNESS:                                ABC MEDICAL SUPPLY, INC.


_____________________________           By: ______________________________(SEAL)
                                            Dennis Phillips, President
                                                     - Seller -


WITNESS:                                LIFE CRITICAL CARE CORPORATION


_____________________________           By: ______________________________(SEAL)
                                                             , Vice President
                                                      - Purchaser -

WITNESS:


______________________________          __________________________________(SEAL)
                                        TIMOTHY DILLON, Individually


______________________________          __________________________________(SEAL)
                                        DENNIS PHILLIPS, Individually

                                   EXHIBIT 1.2

                      BILL OF SALE AND ASSIGNMENT OF ASSETS


         THIS BILL OF SALE AND  ASSIGNMENT  OF  ASSETS is  executed  and
delivered  effective  this         day of                  ,  199__ by ABC
MEDICAL SUPPLY, INC., a Michigan corporation ("Seller"), to LIFE CRITICAL CARE CORPORATION, a Delaware corporation ("Purchaser").

         WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated as of March 1, 1996 (the "Agreement"), providing for the purchase by Purchaser of substantially all of the assets of Seller excluding assets of Wound K-Air Management;

         NOW, THEREFORE, pursuant to the Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants, bargains, sells, delivers, transfers, sets over, assigns and conveys to Purchaser and its successors and assigns, free and clear of any and all liens, claims or encumbrances of any kind except for the Assumed Obligations (as defined in the Agreement), all of the Purchased Assets (as defined in the Agreement) including, without limitation, those assets and properties listed or described on SCHEDULE A attached hereto and made a part hereof, 'as is' and 'where is' and without any warranty or representation except as set forth in the Agreement.

         The transfer evidenced by this Bill of Sale and Assignment of Assets is made subject to and upon all of the terms, covenants, conditions, representations and warranties set forth in the Agreement, and all of which terms, covenants, conditions, representations and warranties are incorporated herein by reference, and shall survive the delivery of this Bill of Sale and Assignment of Assets.

         All of the terms and provisions of this Bill of Sale and Assignment of Assets shall be binding upon Seller and its respective successors and assigns, and shall inure to the benefit of the Purchaser and its successors and assigns.

         IN WITNESS WHEREOF, Seller and Purchaser have caused the due execution of this Bill of Sale and Assignment of Assets, under seal, as of the day and year first above written.

                                               ABC MEDICAL SUPPLY, INC.


                                               By:________________________(SEAL)
                                                               , President
                                                           - Seller -


                                               LIFE CRITICAL CARE CORPORATION


                                               By:________________________(SEAL)
                                                               , Vice President
                                                            - Purchaser -

                                   SCHEDULE A

                                       TO

                      BILL OF SALE AND ASSIGNMENT OF ASSETS


         1.

         2.

         3.

         4.

         5.

         6.

         7.

         8.

         9.

         10.

                                  SCHEDULE 1.3

                                 EXCLUDED ASSETS



1.    Life Insurance Policy(ies) of Seller

2.    Cash values of any Life Insurance Policy(ies) of Seller

3.    Federal and Michigan corporate income tax deposits of Seller

4.    Assets of Wound K-Air Management

5.    Cash of Seller

6.    Marketable Securities of Seller

7.    Certificates of Deposit of Seller and other Cash Equivalents

8.    Any profit sharing plan of Seller

9. Prorations of prepaid and expensed items to the extent not included as part of the computation of Target Book Value

10.   Corporate minute book of Seller

11.   Refunds from insurance policies of Seller, if any, canceled at Closing

                                  SCHEDULE 1.6


                               LIABILITIES ASSUMED


1.

2.

3. [Short-term debt of Seller to Phillips and Dillon in the amount of $__________ as evidenced by a promissory note dated _______________ (the "Note"), which debt has arisen from a loan made to Seller to assist in keeping Seller's trade payables in reasonable balance with Seller's receivables, with the proceeds of such loan used by Seller solely to pay due and payable trade payables in the ordinary course of business; provided, however, that notification shall be provided to Purchaser of any and all such payments. At Closing, the Note shall be amended and restated into a note in an original principal amount equal to the principal balance of the Note as of the Closing Date, shall bear interest at the prime rate of interest in effect as of the Closing Date, and shall be payable in full no later than 180 days after the Closing
     Date, with the amended and restated note to be assumed by Purchaser at Closing and with the Purchaser permitted to prepay such note at any time, in whole or in part, prior to its maturity.]

                                 SCHEDULE 1.6.1

                             LIABILITIES NOT ASSUMED


1. Indebtedness of Seller for any long term debt for borrowed money (except those long term debt obligations, if any, which were first incurred subsequent to November 30, 1995 in connection with acquisition of an asset specifically requested by Purchaser).

2.       Seller's obligations under its brokerage contract with Telesis.

3. Any claims against Seller by Seller's employees for wrongful employment termination, discrimination, or violation of employment, labor or ERISA laws or regulations except to the extent and within the amounts shown in and reserved against in the Seller's financial records by the parties to prepare the Target Book Value.

4.

                                  SCHEDULE 1.7

                          ALLOCATION OF PURCHASE PRICE*


             Inventory                             $  120,000.00

             Accounts Receivable                   $  625,000.00

             Security Deposits                     $    2,500.00

             Furniture, Fixtures, and
               Equipment                           $  325,000.00

             Covenant Not To Compete               $        1.00

             Goodwill                              $3,427,499.00


                                            TOTAL: $4,500,000.00



            * This is a draft Allocation of Purchase Price which must be confirmed or revised by mutual agreement of Purchaser and Seller prior to Closing.

                                  SCHEDULE 2.7

                            CONTRACTS AND COMMITMENTS

                                  SCHEDULE 2.10

                                    INSURANCE


1.

2.

3.

4.

5.

                                  SCHEDULE 2.13

                              LICENSES AND PERMITS


1.

2.

3.

4.

5.

                                EXHIBIT 4.1.1.2

                             ASSIGNMENTS OF LEASES


           [Attached is a draft form of Assignment of Leases supplied by Seller to Purchaser. Its execution is dependent upon Purchaser's review and reasonable approval of each of the lease agreements to be assigned thereunder and Purchaser's review and reasonable approval of the form of Assignment itself.]

                                 EXHIBIT 4.1.1.3

                             COVENANT NOT TO COMPETE


         COVENANT NOT TO COMPETE made and entered into this ____ day of ______, 199__, by and between _____________________________ ("Covenantor") and LIFE
CRITICAL CARE CORPORATION, a Delaware corporation, and its successors and assigns ("Purchaser").

                                   WITNESSETH:

         WHEREAS, ABC Medical Supply, Inc. (hereafter called "Seller") is selling certain operating assets related to its home medical equipment business (the "Business") to Purchaser in a transaction contemplated in an Asset Purchase Agreement dated _____________, 1996 (hereafter called the "Agreement") entered into by Seller and Purchaser; and

         WHEREAS, the Covenantor has been a stockholder of Seller involved in the operation of the Business and is familiar with the operation of the Business generally; and

         WHEREAS, the Covenantor agreed to enter into this Covenant Not to Compete as an inducement to Purchaser to enter into the Agreement as a result of which Agreement the Covenantor will materially benefit.

         NOW, THEREFORE, the parties hereto do covenant and agree as follows:

         1. COVENANT NOT TO COMPETE PAYMENT. Simultaneously with the delivery of this Covenant Not to Compete, Purchaser has paid to Seller the sum of One Dollar ($1.00) in cash, or certified check.

         2. RESTRICTIVE COVENANT. In consideration for the entry into the Agreement by the Purchaser, the Covenantor covenants that he will not, directly or indirectly for a period of five (5) years from and after the date hereof, own in whole or in part, manage, operate, control, or perform services for any home health equipment business located within the States of Michigan, Illinois, Indiana or Ohio, except that Covenantor shall remain free to own and conduct the business of Wound K-Air Management.

         3. CONFIDENTIAL INFORMATION. For a period of five (5) years from and after the date hereof, the Covenantor shall hold all Confidential Information (i.e., all trade secrets and proprietary and confidential information regarding the Business of whatever nature, in whatever medium, developed, owned or acquired by the Seller or the Covenantor, including customers and prospective customers and suppliers but excluding information which at the time of disclosure is in the public domain through no fault of, or violation of law or breach of agreement by the Covenantor or which the Covenantor can demonstrate he has lawfully obtained from a third party under circumstances permitting its lawful disclosure and use which the Covenantor reasonably believes has no obligation of confidentiality with respect thereto) in confidence and not disclose, duplicate, communicate or transmit the Confidential Information to any person or use or exploit any Confidential Information for any purpose, except as may be necessary or desirable to the permitted operation of Wound K-Air Management, and in a manner reasonably calculated to avoid any material adverse effect on the Business as conducted by Purchaser.

         4. REASONABLENESS. The Covenantor hereby expressly agrees that any competition by him with the Business in violation of the terms of this Covenant Not to Compete would, among other things, materially impair the Purchaser's future prospects and that the limitations set forth in Paragraph 2 above are reasonable, both as to time and geographic area. If, notwithstanding the foregoing, the scope of any restriction contained in Paragraph 2 is too broad to permit enforcement thereof to its full extent, such restriction shall be enforced to the maximum extent permitted by law, and Covenantor hereby agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         5. INJUNCTIVE RELIEF. The Covenantor hereby recognizes that in the event of his breach of any of the covenants hereunder Purchaser's remedies at law for money damages would be inadequate, and, therefore, the Covenantor hereby stipulates that Purchaser shall be entitled to injunctive relief in the event of any breach of the Covenantor's covenants hereunder.

         6. INTERPRETATION. This Covenant Not to Compete and the provisions hereof shall in all respects be interpreted under and regulated by the laws of the State of Michigan except for the choice of law rules utilized in that jurisdiction.

         7. AMENDMENT. This Covenant Not to Compete contains all the understandings of the parties and shall not be altered or amended, except in a writing signed by each of the parties hereto.

         8. ATTORNEYS' FEES. In the event of litigation between the parties, the prevailing party shall be entitled to reasonable attorneys' fees and costs of litigation.

         9. BINDING EFFECT. This Covenant Not to Compete shall be binding upon the parties and their respective successors and assigns.

         10. COUNTERPARTS. This Covenant Not to Compete may be executed in two or more counterparts, each of which, when taken together, shall constitute one and the same original.

         IN WITNESS WHEREOF, the parties have caused this Covenant Not to Compete to be executed under seal on the day and year first above written.


                                   COVENANTOR:


                                   _________________________________(SEAL)




                                   [ONE SET TO BE EXECUTED BY EACH
                                   STOCKHOLDER OF ABC MEDICAL
                                   SUPPLY, INC.]



                                   PURCHASER:

                                   LIFE CRITICAL CARE CORPORATION



                                   By:______________________________(SEAL)

                                EXHIBIT 4.1.1.6

                         OPINION OF COUNSEL FOR SELLER


                      [Letterhead of Rollert and MacNeal]

                             ______________, 199__


Life Critical Care Corporation
3333 West Commercial Boulevard
Suite 203
Fort Lauderdale, Florida   33309
Attention:  Ms. Amy E. Parker

Ladies and Gentlemen:

        This  opinion  is  delivered  pursuant  to  Section  4.1.1.6  of  the
Asset  Purchase   Agreement,   dated                 , 1996 (the  "Agreement"),
between ABC Medical Supply, Inc. (the "Company"), Timothy Dillon and Dennis Phillips and Life Critical Care Corporation (the "Purchaser"). I have acted as counsel to the Seller in connection with the Agreement and the transactions contemplated thereby. Where a term that is defined in the Agreement is used in this Opinion, the term has the same meaning set forth in the Agreement, unless differently defined herein.

        (1)     In rendering the opinions set forth below, I have examined:

                (A) The fully executed Agreement; and

                (B) The Articles of Incorporation, By-Laws and minutes of the corporate proceedings of the Company.

        (2)     In rendering the opinions set forth below, I have assumed:

                (A) Each of the parties to the Agreement other than my clients have the power and authority to: (i) enter into the Agreement and all other agreements or documents required to be executed by it pursuant to the Agreement; and (ii) perform all of its obligations under the Agreement and all other agreements or documents required to be executed by it pursuant to the Agreement;

                (B) All required corporate actions and authorizations other than on behalf of my clients have been completed; and

                (C) The authenticity of all documents submitted as originals, the genuineness of all signatures other than signatures on behalf of my clients and the conformity to the originally executed documents of all documents submitted to us as drafts or photocopies.

        In rendering my opinions, whenever my opinion herein regarding the existence or absence of facts is indicated to be based on my knowledge or awareness, my opinion is intended to signify that during the course of my representation of the Company no information has come to my attention which would give me actual knowledge of the existence or absence of such facts. I have not undertaken any independent investigation to determine the existence or absence of such facts and no inference of further knowledge should be drawn from my representation of the Company. As to various questions of fact material to this Opinion, I have relied upon the truth and completeness of the representations and warranties made by the Company as the "Seller" in the Agreement and upon certifications executed by the Officers and Directors of the Company. In addition, I have obtained from public officials and from officers of the Company such other certificates and assurances, and I have examined such corporate records, other documents and questions of law, as I have considered necessary or appropriate for purposes of this Opinion.

        Based  upon  the  foregoing,   and  subject  to  the   limitations   and
qualifications set forth herein, it is my opinion that, as of the date of this letter:

                (A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

                (B) The Company has validly taken all necessary corporate action to authorize it to execute and deliver the Agreement and to consummate the transactions contemplated thereby; and the Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

                (C) The execution and delivery of the Agreement by the Company and the consummation by the Company of the transactions contemplated on its part thereby do not and will not violate any provision of the Articles of Incorporation or By-Laws of the Company.

                (D) To my knowledge, all consents, authorizations, orders or approvals of, and filings and registrations with, any governmental commission, board or other regulatory body required for or in connection with the execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated on its part thereby have been obtained or made.

                (E) To my knowledge, except as disclosed on any Schedule to the Agreement, there is no claim, action, suit or legal, administrative or other proceeding or governmental investigation, pending or threatened against the Company or any of its properties which might result in any material adverse change in the business or financial condition of the Company.

                (F) To the best of my knowledge, neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated thereby, conflicts with or does or will violate or result (with the giving of notice and/or the passage of time) in a breach of any of the terms, conditions or provisions of or constitute a default under, any lease, mortgage, contract or other agreement binding on the Company or affecting its properties. To the best of my knowledge, no consent or approval of any public authority is required as a condition to the validity or enforceability of the Agreement or any transaction contemplated thereby.

                The   foregoing    Opinion   is   subject   to   the   following
qualifications:

                (A) The Opinion is subject to the operation and effect of applicable bankruptcy, insolvency, moratorium, reorganization, receivership or other similar laws, statutes or rules now or hereafter in effect affecting the rights of creditors generally and the rights of taxing authorities.

                (B) The enforceability of the Agreement may require enforcement by a court of equity, and such enforcement is subject to such principles of equity as courts having jurisdiction may impose.

                (C) In rendering my opinion regarding the good standing of the Company, I have relied exclusively upon a Certificate of Good Standing, dated
                    , 1996, issued by the Michigan Corporation and Securities Bureau.

                (D) My Opinion is based solely upon the laws of the State of Michigan, and I am opining herein as to the subject transaction as though the laws of the United States of America and the State of Michigan were the only applicable laws. I assume no responsibility as to the applicability thereto or affect thereon of the laws of any other state or jurisdiction. As to matters governed or affected by laws of states other than the State of Michigan, I have assumed that insofar as the substantive laws of any other state may be applicable to any opinions herein, such laws are identical to the substance of laws of the State of Michigan applied by me herein.

        This opinion is being furnished to you solely for your benefit and the benefit of your counsel and may not be relied upon by, nor copies of it delivered to, any other person or parties without my prior written consent.

                                            Very truly yours,

                                            ROLLERT AND MACNEAL



                                            By:  _________________________
                                                 John A. MacNeal, Partner

                                EXHIBIT 4.1.1.7

                              ARTICLES OF TRANSFER
                                    BETWEEN
                            ABC MEDICAL SUPPLY, INC.
                                      AND
                         LIFE CRITICAL CARE CORPORATION


                THIS IS TO CERTIFY THAT:

                FIRST: ABC Medical Supply, Inc., a Michigan corporation (the "Transferor"), agrees to transfer all or substantially all of its property and assets to Life Critical Care Corporation, a Delaware corporation (the "Transferee") pursuant to the terms of an Asset Purchase Agreement between the Transferor and the Transferee of even date herewith.

                SECOND: The Transferor is incorporated under the laws of the State of Michigan, with a principal office located at
________________________________________.

                THIRD: The Transferee is incorporated under the general laws of the State of Delaware. The Transferee's address and principal place of business is 504 Cathedral Street, Baltimore, Maryland 21201.

                FOURTH: The Transferor owns no interest in land, the title to which could be affected by the recording of an instrument among the land records.

                FIFTH: The terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized and approved by the Transferor in the manner and by the vote required by its Articles of Incorporation and Michigan law, in the following manner: The Board of Directors of the Transferor by unanimous written consent adopted a resolution declaring that the proposed transaction described herein was advisable, and directed that the proposed transaction be submitted to the stockholders of the Transferor for consideration and approval. The Shareholders of the Transferor by unanimous written consent adopted a resolution declaring that the proposed transaction described herein was approved.

                SIXTH: The terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized and approved by the Transferee in the manner and by the vote required by its Charter and the laws of the place of its incorporation, in the following manner: The Board of Directors of the Transferee by unanimous written consent adopted a resolution declaring that the proposed transaction was approved.

                SEVENTH: The nature and amount of the consideration to be paid by the Transferee to the Transferor for the assets to be transferred by the Transferor pursuant to the Asset Purchase Agreement is ____________ Thousand Dollars ($___________).

                IN  WITNESS  WHEREOF,  on this __ day of           ,  199__,
Transferor has caused these Articles of Transfer to be executed on its behalf by its President and attested by its Secretary, and Transferee has caused these Articles of Transfer to be executed on its behalf by its President and attested by its Secretary, and each individual signing hereby acknowledges, under penalties for perjury, that these Articles of Transfer are the act of the party on whose behalf such individual is executing the Articles of Transfer and that, to the best of his or her knowledge, information and belief, the facts and matters set forth herein are true in all material respects.


ATTEST:                               ABC MEDICAL SUPPLY, INC.



__________________________            By:____________________________(SEAL)
               , Secretary                                , President



ATTEST:                               LIFE CRITICAL CARE CORPORATION




__________________________            By:____________________________(SEAL)
               , Secretary                           , Vice President

                                 EXHIBIT 4.2.1.3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made this _____ day of _______________, 199__, by and between LIFE CRITICAL CARE CORPORATION, a Delaware corporation ("Purchaser"), and ABC MEDICAL SUPPLY, INC., a Michigan corporation ("Seller").

                WHEREAS, pursuant to that certain Asset Purchase Agreement, dated _____________, 1996, between the parties hereto (the "Purchase Agreement"), Seller has agreed to assign and transfer to Purchaser certain assets, properties and business of Seller;

                NOW, THEREFORE, in consideration of the transfer to Purchaser of the aforesaid assets, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                1. Assignment. Seller hereby assigns and transfers to Purchaser the following: All right, title and interest of Seller in, to and under all contracts, leases, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written, to which Seller is a party or by which Seller is bound ("Contracts") that are listed on Schedule A hereto.

                2. Assumption. Subject to the further terms of this Agreement, effective on the date hereof, Purchaser, for itself and its successors and assigns, hereby covenants and agrees to assume, and hereby does assume, and agrees to discharge, perform, and observe, and to indemnify, defend, and hold Seller harmless from and against the obligations of Seller, as and to the extent arising from and after the date hereof, or pertaining to any period subsequent to the date hereof, as are listed or described on Schedule A, attached hereto and made a part hereof.

                3. Further Assurances. The parties agree that they will take whatever action or actions are found to be reasonably necessary from time to time to effectuate the provisions and intent of this Agreement, and, to that end, the parties agree that they will execute any further documents or instruments which may be necessary to give full force and effect to this Agreement or to any of its provisions.

                4. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

                6.  Miscellaneous.   This   Agreement  is  made  and  entered
into pursuant to the terms, conditions, and provisions of the Purchase Agreement, the terms of which are hereby made a part hereof.

                IN WITNESS WHEREOF, the parties hereto have caused the due execution of this Assignment and Assumption Agreement, under seal, as of the day and year first above written.

WITNESS:                                 ABC MEDICAL SUPPLY, INC.


______________________________           By: ___________________________(SEAL)
                                                             , President

                                                       - SELLER-


WITNESS:                                 LIFE CRITICAL CARE CORPORATION


______________________________           By: ___________________________(SEAL)
                   , Secretary                          , Vice President

                                                       - PURCHASER-

                                   SCHEDULE A
                                       TO
                      ASSIGNMENT AND ASSUMPTION AGREEMENT





                                      -3-